Exhibit 10.2

EIGHTEENTH SUPPLEMENTAL INDENTURE
This Eighteenth Supplemental Indenture (this “Supplemental Indenture”), dated as of December 12, 2017, is by and among Energy Transfer Partners, L.P., a Delaware limited partnership, as successor entity under the Indentures referred to below (the “Partnership”), Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “Subsidiary Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, the Partnership is the sole member of Sunoco Logistics Partners GP LLC, a Delaware limited liability company and general partner of the Guarantor;
WHEREAS, the Partnership is party to that certain (i) Credit Agreement dated as of December 1, 2017 among the Partnership, Wells Fargo Bank, National Association, as administrative agent, the other lenders party thereto and the other parties named therein (the “Revolving Credit Agreement”) and (ii) 364-Day Credit Agreement dated as of December 1, 2017 among the Partnership, Wells Fargo Bank, National Association, as administrative agent, the other lenders party thereto and the other parties named therein (the “364-Day Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”);
WHEREAS, the Subsidiary Guarantor entered into the following guarantees: (i) Guaranty, dated as of December 1, 2017, by and among the Subsidiary Guarantor, the Partnership and Wells Fargo Bank, National Association, as administrative agent, pursuant to which the Subsidiary Guarantor has guaranteed the obligations of the Partnership under the Revolving Credit Agreement, and (ii) Guaranty, dated as of December 1, 2017, by and among the Subsidiary Guarantor, the Partnership and Wells Fargo Bank, National Association, as administrative agent, pursuant to which the Subsidiary Guarantor has guaranteed the obligations of the Partnership under the 364-Day Credit Agreement;
WHEREAS, pursuant to Section 3.2 of each of the supplemental indentures listed on Annex A hereto to the Base Indenture, dated as of January 18, 2005 (the “Base Indenture” and, as supplemented by each such supplemental indenture and as further amended, supplemented or otherwise modified to date with respect to the applicable series of Notes, the “Indenture” and, collectively, the “Indentures”), by and among the Partnership, the guarantors party thereto and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee, any Subsidiary of the Partnership that is not then a Subsidiary Guarantor (as defined in each of the Indentures) guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any other obligations of the Partnership under the Credit Agreement, then the Partnership shall cause such Subsidiary to promptly execute a supplemental indenture to the Base Indenture providing for the guarantee by such Subsidiary of the Partnership’s obligations under each series of Notes (as defined below) in accordance with Article X of the Base Indenture;
WHEREAS, Section 9.01(4) of the Base Indenture provides that, without the consent of any Holders, the applicable Indenture may be amended to provide for the addition of any Subsidiary as Subsidiary Guarantor as provided in such Indenture;

WHEREAS, the Subsidiary Guarantor desires to fully and unconditionally guarantee all of the Partnership’s obligations with respect to the Debt Securities listed on Annex A hereto (collectively, the “Notes”) in accordance with Article X of the Base Indenture;
WHEREAS, the Partnership and the Subsidiary Guarantor desire and have requested the Trustee to join in entering into this Supplemental Indenture;
WHEREAS, the Partnership and the Subsidiary Guarantor have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent provided in the applicable Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with and (ii) the Supplemental Indenture complies with the Indentures, is authorized or permitted by the terms of the Indentures, and is valid and binding upon the Partnership and the Subsidiary Guarantor pursuant to the respective terms thereof;
WHEREAS, the Partnership and the Subsidiary Guarantor have been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;
WHEREAS, pursuant to Section 9.01 of each applicable Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Partnership and the Subsidiary Guarantor to make this Supplemental Indenture valid and binding on the Partnership and the Subsidiary Guarantor, as applicable, have been complied with or have been done or performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of each series of Notes as follows:
ARTICLE ONE
REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

The Subsidiary Guarantor represents and warrants to the Trustee as follows:
Section 1.01.GOOD STANDING. It is a limited partnership duly formed, validly existing and, to the extent applicable, in good standing under the laws of the state of its formation as set forth in the preamble hereto.
Section 1.02.AUTHORIZATION. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary limited partnership action on its part.

ARTICLE TWO
THE GUARANTEE

Section 2.01.GUARANTEE. The Subsidiary Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in each of the Indentures, including but not limited to Article X thereof.
ARTICLE THREE
MISCELLANEOUS

Section 3.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the applicable Indenture.
Section 3.02. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Partnership, the Subsidiary Guarantor and the Trustee.
Section 3.04. RATIFICATION OF THE INDENTURES; SUPPLEMENTAL INDENTURE. Each of the Indentures is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Partnership, the Subsidiary Guarantor and the Trustee, this Supplemental Indenture shall form a part of each applicable Indenture for all purposes, and the Partnership, the Subsidiary Guarantor, the Trustee and every Holder of each series of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the applicable Indenture, whether within such indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.
Section 3.05. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 3.06. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Partnership and the Subsidiary Guarantor and the Trustee assumes no responsibility for their correctness.
Section 3.07. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 3.08. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

PARTNERSHIP:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.
its general partner

By:	Energy Transfer Partners, L.L.C.
its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

SUBSIDIARY GUARANTOR:

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:	Sunoco Logistics Partners GP LLC
its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alejandro Hoyos
Name:	Alejandro Hoyos
Title:	Authorized Signer

Annex A
Senior Notes and Supplemental Indentures

•	6.625% Senior Notes due 2036 (issued pursuant to the Fifth Supplemental Indenture, dated as of October 23, 2006)

•	6.70% Senior Notes due 2018 (issued pursuant to the Sixth Supplemental Indenture, dated as of March 28, 2008 (the “Sixth Supplemental Indenture”))

•	7.50% Senior Notes due 2038 (issued pursuant to the Sixth Supplemental Indenture)

•	9.70% Senior Notes due 2019 (issued pursuant to the Seventh Supplemental Indenture, dated as of December 23, 2008)

•	9.00% Senior Notes due 2019 (issued pursuant to the Eighth Supplemental Indenture, dated as of April 7, 2009)

•	4.65% Senior Notes due 2021 (issued pursuant to the Ninth Supplemental Indenture, dated as of May 12, 2011 (the “Ninth Supplemental Indenture”))

•	6.05% Senior Notes due 2041 (issued pursuant to the Ninth Supplemental Indenture)

•	5.20% Senior Notes due 2022 (issued pursuant to the Tenth Supplemental Indenture, dated as of January 17, 2012 (the “Tenth Supplemental Indenture”))

•	6.50% Senior Notes due 2042 (issued pursuant to the Tenth Supplemental Indenture)

•	3.60% Senior Notes due 2023 (issued pursuant to the Eleventh Supplemental Indenture, dated as of January 22, 2013 (the “Eleventh Supplemental Indenture”))

•	5.15% Senior Notes due 2043 (issued pursuant to the Eleventh Supplemental Indenture)

•	7.60% Senior Notes due 2024 (issued pursuant to the Twelfth Supplemental Indenture, dated as of June 24, 2013 (the “Twelfth Supplemental Indenture”))

•	8.25% Senior Notes due 2029 (issued pursuant to the Twelfth Supplemental Indenture)

•	4.15% Senior Notes due 2020 (issued pursuant to the Thirteenth Supplemental Indenture, dated as of September 19, 2013 (the “Thirteenth Supplemental Indenture”))

•	4.90% Senior Notes due 2024 (issued pursuant to the Thirteenth Supplemental Indenture)

•	5.95% Senior Notes due 2043 (issued pursuant to the Thirteenth Supplemental Indenture)

•	4.05% Senior Notes due 2025 (issued pursuant to the Fourteenth Supplemental Indenture, dated as of March 12, 2015 (the “Fourteenth Supplemental Indenture”))

•	4.90% Senior Notes due 2035 (issued pursuant to the Fourteenth Supplemental Indenture)

•	5.15% Senior Notes due 2045 (issued pursuant to the Fourteenth Supplemental Indenture)

•	2.50% Senior Notes due 2018 (issued pursuant to the Fifteenth Supplemental Indenture, dated as of June 23, 2015 (the “Fifteenth Supplemental Indenture”))

•	4.75% Senior Notes due 2026 (issued pursuant to the Fifteenth Supplemental Indenture)

•	6.125% Senior Notes due 2045 (issued pursuant to the Fifteenth Supplemental Indenture)

•	4.20% Senior Notes due 2027 (issued pursuant to the Sixteenth Supplemental Indenture, dated as of January 17, 2017 (the “Sixteenth Supplemental Indenture”))

•	5.30% Senior Notes due 2047 (issued pursuant to the Sixteenth Supplemental Indenture)